Exhibit 99.6

May 8, 2007

Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006

Attention of Asher S. Levitsky P.C.

Re: Closing Escrow Agreement

Gentlemen:

This agreement will set forth the terms pursuant to which (a) China Education Alliance, Inc., a North Carolina corporation (the “Company”) will deposit into escrow with you (the “Escrow Agent”) 2,000,000 shares (the “Preferred Shares”) of Series A Preferred Stock, par value $.001 per share (“Series A Preferred Stock”), and (b) Xiquin Yu (“Yu”) will deposit into escrow with the Escrow Agent 2,000,000 shares (the “Common Shares”) of the Company’s common stock, par value $.001 per share (“Common Stock”), pursuant to a securities purchase agreement (the “Purchase Agreement”) dated the date of this Agreement. The Preferred Shares and the Common Shares, together with the stock power referred to in Section 2 of this Agreement, are collectively referred to as the “Escrow Property.”

1.  The Escrow Agent agrees to hold the Escrow Property on and subject to the terms of this Agreement. The parties acknowledge that the Escrow Agent is not and will not be a party to the Purchase Agreement. The Escrow Agent has and will have no obligations under the Purchase Agreement, and the Escrow Agent’s only obligations are those expressly set forth in this Escrow Agreement.

2.  The Common Shares will remain in the name of Yu, and shall be accompanied by stock powers endorsed in blank, signed by Yu with his signature medallion guaranteed unless the Company’s transfer agent does not require the signature guarantee. The Preferred Shares will issued in the name of Sichenzia Ross Friedman Ference LLP, as escrow agent. In any meeting at which approval of the holders of the Series A Preferred Stock is required or requested, the Escrow Agent shall vote such shares in the same proportion that other holders of Series A Preferred Stock vote on such matter. The Escrow Agent shall execute a written consent of holders of the Series A Preferred Stock if the holders of record of at least 80% of the outstanding shares of Series A Preferred Stock shall have executed such a consent.

3.  Section 6.15 of the Purchase Agreement provides for the transfer of some or all of the Common Shares to the Company and some or all of the Preferred Share to the Investors named in the Purchase Agreement. If the Escrow Agent receives the joint written notice from Barron Partners LP (“Barron”), the Company and Yu (collectively, the “Interested Parties”) as to the disposition of any or all of the Escrow Property, the Escrow Agent shall distribute the Escrow Property in accordance with the joint written instructions.

4.  If the Escrow Agent receives written instructions signed by some but not all of the Interested Parties, the Escrow Agent shall, within five (5) business days from its receipt of such instructions, send a copy of such instructions to the other Interested Parties by overnight courier service which provides evidence of delivery. If the Escrow Agent shall not have received notice from any of the other Interested Parties by the close of business on the fifteenth (15th) business day after delivery of the instructions disputing the instruction, the Escrow Agent shall distribute the Escrow Property in accordance with the instructions.

Sichenzia Ross Friedman Ference LLP
May 8, 2007

5.  If the Escrow Agent shall have received notice from any of the other Interested Parties by the close of business on the fifteenth (15th) business day after delivery of the instructions disputing or conflicting with the instruction, the Escrow Agent shall retain the Escrow Property until it shall have received either (a) joint written instructions from all of the Interested Parties or (b) a court order, final beyond right of review, as to the disposition of the Escrow Property, in which event the Escrow Agent shall distribution the Escrow Property in accordance with such instructions or court order.

6.  In the event that the Escrow Agent shall be uncertain as to its obligations with respect to the Escrow Property, or shall receive instructions, claims or demands which, in the Escrow Agent’s opinion, are in conflict with each other or with any of the provisions of this Agreement, the Escrow Agent shall refrain from taking any action other than to keep safely all Escrow Property until the Escrow Agent shall have written instructions from all Interested Parties as to the disposition of Escrow Property or until the Escrow Agent is directed by a final judgment of a court of competent jurisdiction final beyond right of review. In addition, in such circumstances, the Escrow Agent may deposit the Escrow Property into court, there to abide a decision of the court. In this connection, each of the parties consents to the exclusive jurisdiction of the federal and state courts located in the City, County and State of New York.

7.  This Agreement shall terminate upon a distribution of all of the Escrow Property pursuant to Section 3, 4, 5 or 6 of this Agreement.

8.  The Interested Parties shall jointly and severally (i) reimburse the Escrow Agent for all reasonable expenses incurred by the Escrow Agent in connection with its duties hereunder and (ii) indemnify and hold harmless the Escrow Agent against any and all losses, claims, liabilities, costs, payments and expenses, including reasonable legal fees for counsel who may be selected by the Escrow Agent, which may be imposed upon or incurred by the Escrow Agent hereunder, except as a result of the gross negligence or willful misconduct of the Escrow Agent.

9.  The Escrow Agent shall have no duties or responsibilities except those expressly set forth in this Agreement. The Escrow Agent shall have no liability under, or duty to inquire into the terms and provisions of, any agreement between the parties, including the Purchase Agreement. No person, firm or corporation will be recognized by the Escrow Agent as a successor or assignee of any party until there shall be presented to the Escrow Agent evidence satisfactory to it of such succession or assignment. The Escrow Agent may rely upon any instrument in writing believed in good faith by it to be genuine and sufficient and properly presented and shall not be liable or responsible for any action taken or omitted in accordance with the provisions thereof. The Escrow Agent shall not be liable or responsible for any act it may do or omit to do in connection with the performance of its duties as Escrow Agent, except for its gross negligence or willful misconduct. The Escrow Agent may consult with counsel, including partners or associates of and attorneys who are of counsel to the Escrow Agent, and shall be fully protected with respect to any action taken or omitted by it in good faith on written advice of counsel.

10.  The Escrow Agent may at any time resign hereunder by giving written notice of its resignation to the other parties hereto, at their addresses set forth below, at least twenty (20) business days prior to the date specified for such resignation to take effect. If the Escrow Agent shall resign, and upon the effective date of the resignation of the Escrow Agent, all property then held by the Escrow Agent pursuant to this Agreement shall be delivered by the Escrow Agent to such person as may be designated in writing by the joint instructions of the Interested Parties, whereupon all such Escrow Agent’s obligations hereunder shall cease and terminate. If no such person shall have been designated by such date, all of the Escrow Agent’s obligations hereunder shall, nevertheless, cease and terminate. The Escrow Agent’s sole responsibility thereafter shall be to keep safely all Escrow Property then held by the Escrow Agent and to deliver the same to a person jointly designated as provided in this Agreement or, if the parties shall have failed to designate a successor escrow agent, the Escrow Agent may deposit the Escrow Property into a court of competent jurisdiction as provided in Section 6 of this Agreement.

Sichenzia Ross Friedman Ference LLP
May 8, 2007

11.  Any notice, request, demand and other communication hereunder shall be in writing and shall be deemed to have been duly given if delivered by facsimile or e-mail (if receipt is confirmed by the recipient) or sent by messenger or overnight courier service which provides evidence of delivery or by certified or registered mail, return receipt requested, postage prepaid, and shall be deemed given when delivered, if to the Company or Barron Partners at their addresses set forth on the signature page of this Agreement. If any party refuses to accept delivery (other than notice given by telecopier), notice shall be deemed to have been given on the date of attempted delivery. Any party may, by like notice, change the person, address or telecopier number to which notice should be sent.

12.  This Agreement shall in all respects be construed and interpreted in accordance with, and the rights of the parties shall be governed by, the laws of the State of New York applicable to contracts executed and to be performed wholly within such State. Each party hereby (a) consents to the exclusive jurisdiction of the United States district court for the Southern District of New York and Supreme Court of the State of New York in the County of New York in any action relating to or arising out of this Agreement, (b) agrees that any process in any action commenced in such court under this Agreement may be served upon either (i) by certified or registered mail, return receipt requested, or by messenger or courier service which obtains evidence of delivery, with the same full force and effect as if personally served upon him in New York City or (ii) by any other method of service permitted by law and (c) waives any claim that the jurisdiction of any such tribunal is not a convenient forum for any such action and any defense or lack of in personam jurisdiction with respect thereto.

13.  Section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

14.  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, personal representatives, successors and assigns; provided, that any assignment of this Agreement or their rights hereunder by any party hereto without the written consent of the other parties shall be void. Nothing in this Agreement is intended to confer upon any other person any rights or remedies under or by reason of this Agreement.

15.  This Agreement may be executed and delivered in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Sichenzia Ross Friedman Ference LLP
May 8, 2007

16.  No modification, waiver or discharge of any provisions of this Agreement shall bind any party unless it is in writing, specifically refers to this Agreement and is signed by or on behalf of the party to be bound or affected thereby.

17.  Barron and Yu acknowledges that the Sichenzia Ross Friedman Ference LLP is also acting as counsel for the Company in connection with the Purchase Agreement, and such firm shall have the right to represent the Company in any action relating to or arising out of the Purchase Agreement any other agreement between the Company, on the one hand, and Barron or Yu, on the other hand.

Very truly yours,

Address	Signature

c/o Barron Capital Advisors LLC Managing Partner Attn: Andrew Barron Worden 730 Fifth Avenue, 9th Floor New York NY 10019 fax: (212) 359-0222 e-mail: abw@barronpartners.com	BARRON PARTNERS, L.P. By: BARRON CAPITAL ADVISORS LLC Managing Partner By:/s/ Andrew Barron Worden Andrew Barron Worden, CEO

2560 Highvale Dr. Las Vegas, NV 89134 e-mail: jcarnes@consulteos.com	EOS HOLDINGS By:/s/ Jon R. Carnes Jon R. Carnes, President

237 Part Avenue, 9th floor New York, New York 10022 e-mail: psiris@ix.netcom.com	HUA-MEI 21ST CENTURY PARTNERS, LP By:/s/ Peter Siris Peter Siris, CEO

80 Heng Shan Road, Kun Lun Shopping Mall Harbin, CHINA 150090 e-mail: yxq8877@126.com and michelleliu.bj@gmail.com	CHINA EDUCATION ALLIANCE, INC. By:/s/ Xiqun Yu Xiqun Yu, Chief Executive Officer

80 Heng Shan Road, Kun Lun Shopping Mall Harbin, CHINA 150090 e-mail: yxq8877@126.com	/s/ Xiqun Yu Xiqun Yu

Sichenzia Ross Friedman Ference LLP
May 8, 2007

61 Broadway New York, New York 10006 Attn: Asher S. Levitsky P.C. fax: (212) 930-9725 e-mail: alevitsky@srff.com	AGREED TO AND ACCEPTED: SICHENZIA ROSS FRIEDMAN FERENCE LLP By:/s/ Asher S. Levitsky P.C. Asher S. Levitsky P.C., of counsel